Exhibit 10.11

AMENDMENT NO. 1

TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

This Amendment No. 1 to Third Amended and Restated Loan Agreement (“Amendment”) dated as of November 13, 2007 is made with reference to the Third Amended and Restated Loan Agreement, dated as of February 28, 2006 (the “Loan Agreement”), among Eldorado Resorts LLC, a Nevada limited liability company (the “Borrower”), the Banks referred to therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used in this Amendment but not defined herein are used with the meanings set forth for those terms in the Loan Agreement as the same is amended hereby. This Amendment is entered into with reference to the following facts:

RECITALS

A. Pursuant to the NGA Purchase Agreement referred to below, Borrower intends, inter alia to issue additional member’s interests aggregating approximately 14.47% of its overall member’s interests (the “NGA Borrower Interests”) to NGA AcquisitionCo LLC (“NGA”)in exchange for the Shreveport Notes referred to below.

B. Concurrently therewith, NGA will acquire a currently outstanding member’s interests in Borrower from Donald L. Carano (the “NGA Carano Interests”) which will result in 17.0359% of the overall member’s interests of Borrower being held by NGA.

C. Pursuant to the New Operating Agreement, NGA or its permitted assignees may require that the Borrower purchase the NGA Borrower Interests from NGA or its permitted assignees, and Borrower may require NGA or its permitted assignees to sell to Borrower all of the NGA Borrower Interests and the NGA Carano Interests, under the circumstances set forth therein. Pursuant to the NGA Put-Call Agreement, Borrower may require that Donald L. Carano purchase from Borrower, and Donald L. Carano may require that Borrower sell to Donald L. Carano, the NGA Carano Interests acquired by Borrower from NGA or its permitted assignees pursuant to the New Operating Agreement. Borrower has requested that the Banks consent to the existence of the put and call rights contemplated by the NGA Put-Call Agreement and the New Operating Agreement.

D. Borrower has also requested a waiver in respect of a Distribution made by Borrower in the amount of $10,000,000 on or about July 25, 2007.

NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Administrative Agent and the Banks hereby agree as follows:

1. New Definitions. Section 1.1 of the Loan Agreement is hereby amended to add the following new definitions:

“NGA” means NGA AcquisitionCo LLC, a Nevada limited liability company.

“NGA Borrower Interests” means the member’s interests in Borrower, which will represent approximately 14.47% of the aggregate membership interests in Borrower outstanding after giving effect to the issuance of such member’s interests, to be issued to NGA by Borrower pursuant to the NGA Purchase Agreement.

“NGA Carano Interest” means the currently outstanding 3% member’s interests in Borrower owned by Donald L. Carano (which, after giving effect to the issuance of the NGA Borrower Interests, will represent 2.5659% of the overall aggregate membership interests of Borrower) to be acquired by NGA from Donald L. Carano pursuant to the NGA Purchase Agreement.

“NGA Purchase Agreement” means the Amended and Restated Purchase Agreement, dated as of July 20, 2007, by and among Borrower, NGA, and Donald L. Carano.

“NGA Put-Call Agreement” means a Put-Call Agreement, substantially in the form of Exhibit N to the NGA Purchase Agreement, to be entered into by and among NGA, Donald L. Carano and Borrower at the time of the closing under the NGA Purchase Agreement.

“New Operating Agreement” means a Second Amended and Restated Operating Agreement of Borrower, substantially in the form of Exhibit D to the NGA Purchase Agreement, to be entered into by the members of Borrower at the time of the closing under the NGA Purchase Agreement.

“Shreveport Notes” means the $31,133,250 original principal amount (as such original principal amount may be reduced, at Borrower’s option, in accordance with Section 2.04 of the NGA Purchase Agreement) of currently issued and outstanding First Mortgage Notes due 2012 co-issued by the Shreveport Partnership, and Shreveport Capital Corporation, a Louisiana corporation wholly owned by the Shreveport Partnership.

2. Construction of the Purchase Agreement; Dispositions of Property; Negative Pledge. The Banks hereby consent to the consummation of the issuance of the NGA Borrower Interests pursuant to the NGA Purchase Agreement provided that the Shreveport Notes are concurrently delivered in pledge to the Administrative Agent to secure the Obligations pursuant to agreements reasonably acceptable to the Administrative Agent. The Lenders further agree that:

(a) the issuance and sale of the NGA Borrower Interests pursuant to the terms of the NGA Purchase Agreement in consideration, inter alia of the Shreveport Notes, and/or a future exercise of Borrower’s rights under the NGA Put-Call Agreement in respect of a sale by Borrower of the NGA Carano Interests to Donald L. Carano pursuant to the terms of the NGA Put-Call Agreement shall not be deemed to violate Sections 6.3 [Dispositions], 6.4 [Acquisitions and Investments] or 6.11 [Transactions with Affiliates] of the Loan Agreement;

(b) the existence of the put and call rights contemplated by the NGA Put-Call Agreement and the New Operating Agreement shall not be deemed to constitute Indebtedness, Liens or Rights of Others which are prohibited by Sections 6.9 [Liens, Negative Pledges and Sales and Leasebacks] or 6.10 [Indebtedness and Contingent Obligations] of the Loan Agreement;

(c) the execution by the respective parties thereto of the NGA Put-Call Agreement and the New Operating Agreement and the exercise of the put and call rights contemplated by the NGA Put-Call Agreement and the New Operating Agreement shall not be deemed to constitute violations of Section 6.11 [Transactions with Affiliates] of the Loan Agreement; and

(d) the purchase by Borrower of the NGA Borrower Interests and the NGA Carano Interests pursuant to the terms of the New Operating Agreement shall not be deemed to violate the terms of Section 6.4 [Acquisitions and Investments] of the Loan Agreement.

Notwithstanding the foregoing, Borrower acknowledges that the exercise of the put and call rights contemplated by the New Operating Agreement and the NGA Put-Call Agreement under certain circumstances may result in violations of other representations, warranties and covenants set forth in the Loan Agreement depending upon the circumstances in effect on the date of any such exercise (including without limitation Section 6.6 [Distributions] and the financial covenants set forth in Sections 6.13 through 6.16 of the Loan Agreement), and acknowledge that the Banks are not prospectively consenting to such exercise to the extent that it would result in a violation of such covenants or any other Default or Event of Default.

3. Waiver of Distribution. The Banks hereby waive the Borrower’s failure to comply with the terms of Section 6.6 in respect of a Distribution of $10,000,000 made by Borrower on or about July 25, 2007. This is a one-time waiver only, and the Borrower shall comply with Section 6.6 at all other times and with respect to all other periods.

4. Section 6.16 – Fixed Charge Ratio. Section 6.16 of the Loan Agreement is hereby amended to read in full as follows:

“6.16 Fixed Charge Ratio. Permit the Fixed Charge Ratio, (a) as of the last day of the Fiscal Quarters ending September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, to be less than 1.10:1.00, and (b) as of the last day of any other Fiscal Quarter, to be less than 1.25 to 1.00.”

5. Conditions Precedent. The effectiveness of this Amendment shall be subject to the following conditions precedent:

(a) the Administrative Agent shall have received a consent to this Amendment executed by Eldorado Capital Corp. in the form of Exhibit A;

(b) the Administrative Agent shall have received written consents to this Amendment from the Majority Banks, substantially in the form of Exhibit B; and

3

(c) the Administrative Agent shall have received a fee of $5,000 for the account of each Lender executing this Amendment prior to 12:00, noon, Pacific time, on November 13, 2007.

6. Representation. Borrower hereby represents and warrants to the Administrative Agent and the Banks that (a) no Default or Event of Default has occurred under the Loan Agreement and remains continuing, (b) the representations and warranties in the Loan Agreement are true as of the date of this Amendment (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), (c) this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with the Borrower’s organizational papers, (d) this Amendment does not conflict with any law, agreement or obligation by which the Borrower is bound, and (e) Borrower has provided the Administrative Agent with complete copies of the NGA Purchase Agreement, the NGA Put-Call Agreement and the New Operating Agreement.

7. Counterparts. This Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

8. Confirmation. In all other respects, the terms of the Loan Agreement and the Loan Documents executed in connection therewith are hereby confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.

ELDORADO RESORTS LLC, a Nevada limited liability company

By:	/s/ Robert Jones
Name:	Robert Jones
Title:	CFO

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maurice E. Washington
Name:	Maurice E. Washington
Title:	Vice President

Exhibit A

CONSENT OF GUARANTOR

Reference is hereby made to the Third Amended and Restated Loan Agreement (the “Loan Agreement”), dated as of February 28, 2006, among Eldorado Resorts LLC, the lenders referred to therein, and Bank of America, N.A., as Administrative Agent. By executing this Consent of Guarantor, Eldorado Capital Corp., a Nevada corporation, consents to the execution, delivery and performance of Amendment No. 1 to Third Amended and Restated Loan Agreement dated as of the date hereof, and acknowledges that its guaranty of the obligation under the Loan Agreement remains in full force and effect.

Dated November 9, 2007

ELDORADO CAPITAL CORP., a Nevada corporation

By:	/s/ Gene Carano
Name:	Gene Carano
Title:	Vice President, Secretary and Treasurer

Exhibit B

CONSENT

Reference is hereby made to the Third Amended and Restated Loan Agreement (the “Loan Agreement”), dated as of February 28, 2006, among Eldorado Resorts LLC, the lenders referred to therein, and Bank of America, N.A., as Administrative Agent. By executing this Consent, the undersigned consents to the execution, delivery and performance of Amendment No. 1 to Third Amended and Restated Loan Agreement substantially in the form presented to the undersigned as a draft.

Dated November __, 2007

Bank of America, N.A.

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Vice President

Please submit this Consent of Lender by email or fax to:

William M. Scott IV

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California, 90071

bscott@sheppardmullin.com

Telecopier: (213) 443-2717

Telephone: (213) 617-4276

Receipt of email submissions will be confirmed.

No original signatures are required to be submitted.

Exhibit B

CONSENT

Reference is hereby made to the Third Amended and Restated Loan Agreement (the “Loan Agreement”), dated as of February 28, 2006, among Eldorado Resorts LLC, the lenders referred to therein, and Bank of America, N.A., as Administrative Agent. By executing this Consent, the undersigned consents to the execution, delivery and performance of Amendment No. 1 to Third Amended and Restated Loan Agreement substantially in the form presented to the undersigned as a draft.

Dated November 10, 2007

CAPITAL ONE, N.A.

By:	/s/ Chris Haskew
Name:	Chris Haskew
Title:	Senior Vice President

Please submit this Consent of Lender by email or fax to:

William M. Scott IV

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California, 90071

bscott@sheppardmullin.com

Telecopier: (213) 443-2717

Telephone: (213) 617-4276

Receipt of email submissions will be confirmed.

No original signatures are required to be submitted.